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                                                                     EXHIBIT 5.1

                                 March 31, 2000

Board of Directors
Precision Castparts Corp.
4650 SW Macadam Avenue, Suite 440
Portland, Oregon 97201

        We have acted as counsel for Precision Castparts Corp., an Oregon corporation, (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, covering $200,000,000 of Debt Securities of the Company (the "Debt Securities"). We have reviewed the corporate action of the Company in connection with this matter and have examined the documents, corporate records and other instruments we deemed necessary for the purpose of this opinion.

        Based on the foregoing, we are of the opinion that the Company is a corporation duly organized and validly existing under the laws of the State of Oregon.

        We are further of the opinion that all action necessary to make valid the proposed issuance of the Debt Securities by the Company will have been taken when:

   (1) the Registration Statement, as it may be amended, shall have become effective;

   (2) certain officers of the Company shall have taken appropriate action approving certain of the terms of such Debt Securities; and

   (3) the Debt Securities shall have been appropriately issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above.

        We are further of the opinion that when the steps set forth in the immediately preceding paragraph shall have been taken, the Debt Securities will be duly authorized and binding obligations of the Company.

        We consent to the use of our name in the Registration Statement and in the Prospectus filed as a part thereof and to the filing of this opinion as an exhibit to the Registration Statement.

                               Very truly yours,

                                STOEL RIVES LLP